UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________

FORM 8-K

____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

May 9, 2017

Date of Report (Date of earliest event reported)

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Energy XXI Gulf Coast, Inc.
(Exact name of registrant as specified in charter)

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Delaware	001-38019	20-4278595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626 Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(713) 351-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Energy XXI Gulf Coast, Inc. (the “Company”) today provided final results of its independently engineered reserves report prepared by Netherland Sewell & Associates, Inc. (“NSAI”) as of March 31, 2017, which included estimated proved and probable reserves based on SEC 12-month average NYMEX pricing on March 31, 2017 (the “NSAI Reserve Report”). In addition, NSAI also prepared an alternate case of the NSAI Reserve Report based on forward strip commodity pricing as of March 31, 2017 (the “NSAI Strip Pricing Reserve Case” and, together with the NSAI Reserve Report, the “NSAI Reports”).

Item 7.01	Regulation FD Disclosure

A copy of the press issued by the Company regarding the results of the NSAI Reports is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information responsive to this Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events

According to the NSAI Reserve Report, total SEC proved reserves as of March 31, 2017 were 109.4 million barrels of oil equivalent (“MMBOE”), of which 80% were oil, 2% were natural gas liquids, and 18% were natural gas. All of the Company’s proved reserves are on the Gulf of Mexico Shelf or U.S. Gulf Coast, and 71% are classified as proved developed reserves. SEC 12-month average NYMEX pricing on March 31, 2017 was $47.62 per barrel of oil (“BBL”) and $2.73 per thousand cubic feet of natural gas (“MCF”), before differentials. The present value of the SEC proved reserves discounted at 10% (“PV-10 Value”) was $108.4 million.

By comparison, in the Company’s year-end 2016 internally-prepared report, total SEC proved reserves were 121.9 MMBOE and the PV-10 Value was $135.4 million, using a crude oil price of $42.74 per BBL and $2.48 per MCF, before differentials.  The primary non-commodity price factors contributing to the difference between the NSAI Reserve Report and the internally-prepared year-end 2016 report are: (i) technical reassessments, (ii) higher capital costs and (iii) production during the first quarter of 2017.  The impact of those factors was partially offset by higher SEC average commodity prices for both crude oil and natural gas.

Proved reserves as of March 31, 2017 in the NSAI Strip Pricing Reserve Case are estimated to be 113.7 MMBOE based on forward strip commodity pricing for oil, which averages $51.58 per BBL for the remainder of 2017, and for natural gas, which averages $3.33 per MCF for the remainder of 2017, before differentials. The PV-10 Value of those proved reserves is estimated to be $399.1 million.

Copies of the letters addressed from NSAI to the Company regarding the NSAI Reserve Report and the NSAI Strip Pricing Reserve Case are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

The Company has filed a Notification of Late Filing on Form 12b-25 with respect to its Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “March Form 10-Q”). As disclosed in the Form 12b-25, the Company is unable to file its March Form 10-Q by the prescribed due date because the timing of the receipt of the NSAI Reserve Report resulted in unexpected delays in the completion of its financial statements and related portions of its March Form 10-Q. The Company is working diligently to process this information through its financial statements and anticipates that the March Form 10-Q will be filed on or before the fifth calendar day following its prescribed due date.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated May 15, 2017
99.2	Letter from Netherland Sewell & Associates, Inc., dated May 9, 2017 (NSAI Reserve Report)
99.3	Letter from Netherland Sewell & Associates, Inc., dated May 10, 2017 (NSAI Strip Pricing Reserve Case)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY XXI GULF COAST, INC.

By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President

Dated: May 15, 2017

Exhibit Index

Exhibit Number	Description
99.1	Press release dated May 15, 2017
99.2	Letter from Netherland Sewell & Associates, Inc., dated May 9, 2017 (NSAI Reserve Report)
99.3	Letter from Netherland Sewell & Associates, Inc., dated May 10, 2017 (NSAI Strip Pricing Reserve Case)